Exhibit 10.51

Confidential Treatment Requested.

Certain material (indicated by asterisks) has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIXTH AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT

This Sixth Amendment to Credit Card Program Agreement (“Sixth Amendment”) is made effective as of the 17th day of July, 2007, by and among The Neiman Marcus Group, Inc. (“NMG”), Bergdorf Goodman, Inc. (“BG, and together with NMG, the “NMG Companies”), HSBC Bank Nevada, N.A., a national credit card bank (“Bank”), and HSBC Private Label Corporation, a Delaware corporation formerly known as Household Corporation (“Primary Servicer”) to that certain Credit Card Program Agreement, executed as of June 8, 2005 and amended by the First Amendment to Credit Card Program Agreement executed as of April 30, 2006, and the Second Amendment to Credit Card Program Agreement executed as of June 28, 2006, and the Third Amendment to Credit Card Program Agreement executed as of August 1,2006, and the Fourth Amendment to the Credit Card Program Agreement executed as of April 3, 2007, and the Fifth Amendment to the Credit Card Program Agreement executed as of March 13,2007, by and between the parties hereto, (collectively, the “Agreement”).

In consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties acknowledge and agree that, effective October 4, 2007:

1.             Changes to Cardholder Terms.  Section 4.7 of the Agreement is deleted and replaced with a new Section 4.7, which is set forth in the attached Addendum l.  A new Schedule 4.7(a) is added to the Agreement as set forth in the attached Addendum 2.

2.             Changes to Participation in Late Fee Reversals.  Schedule 1.1(f) of the Agreement is deleted and replaced with a new Schedule 1.1 (f), which is set forth in the attached Addendum 3.

3.             Changes to NMG Compensation.  Section 9.1(a) of the Agreement is deleted and replaced with a new Section 9.1(a), which is set forth in the attached Addendum 4.  A new Schedule 9.1(a)(iii) is added to the Agreement as set forth in the attached Addendum 5.

4.             Administrative Provisions.  When construing the provisions of the Agreement and this Sixth Amendment:

A.            To the extent the provisions of this Sixth Amendment are inconsistent with the Agreement, this Sixth Amendment shall govern.

B.            This Sixth Amendment supersedes all prior communications with respect to the matters set forth herein and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

C.            All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

D.            Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Sixth Amendment to be duly executed as of the date first above written.

THE NEIMAN MARCUS GROUP, INC.		HSBC BANK NEVADA, N.A.

By:	/s/ Steven P. Dennis	By:	/s/ Brian D. Hughes
	Title: Senior Vice President		Title: Executive Vice President

BERGDORF GOODMAN, INC.		HSBC PRIVATE LABEL CORPORATION

By:	/s/ Nelson A. Bangs	By:	/s/ Brian D. Hughes
	Title: Vice President		Title: Managing Director

ADDENDUM 1 TO THE

SIXTH AMENDMENT TO THE

CREDIT CARD PROGRAM

AGREEMENT

4.7           Cardholder Terms.

(a)           The terms and conditions of all Accounts shall be the terms and conditions specified in Schedule 4.7(a).  Additional changes to the terms and conditions of the Accounts may be made only in accordance with Article III.

(b)           The account numbers and BINs of all Purchased Accounts shall remain the same after the Effective Date.

ADDENDUM 2 TO THE

SIXTH AMENDMENT TO THE

CREDIT CARD PROGRAM AGREEMENT

SCHEDULE 4.7(a) - Cardholder Terms

Annual Fee	No annual fee, except for $50 NM Gold Card program membership fee.
Late Payment or Late Fee (at cycle)	Based upon two prior month’s statement balance:
• $20-$49.99 Balance = $10.00
• $50-$149.99 Balance = $20.00
• $150+ Balance = $29.00
Returned Check Fees (BG to be standardized as NM)	$25 per returned check
Minimum Payment Amount (BG to be standardized as NM)	10% of billed balance (but at least $25 rounded up to the nearest $10).
Minimum Finance Charge	$.50
Standard APR

21.0% APR for Cardholders who reside in any state but Michigan or Colorado (or at NMG’s election, all Cardholders other than 1,500 VIP Accounts plus up to 5,000 other Accounts). Prime + 15% for Cardholders who reside in Michigan or Colorado.

Grace Period for the Imposition of Late Fees	8 days after the payment due date
Grace Period for the Reoayment of Purchases	27 days
Method of Computing the Balance for Purchases	Average Daily Balance (including new purchases)

ADDENDUM 3 TO THE

SIXTH AMENDMENT TO THE CREDIT

CARD PROGRAM AGREEMENT

SCHEDULE 1.1(f)

“High Collar” means (i) with respect to the Finance Charge Reversal Percentage applicable to the Private Label Accounts, [***], (ii) with respect to the Late Fee Reversal Percentage applicable to the Private Label Accounts, [***], (iii) with respect to the dollar amount of Average Interest Free Receivables as a percentage of Average Private Label Receivables, [***], or, in each case, such other level as may from time to time be set by the Management Committee.

“Low Collar” means (i) with respect to the Finance Charge Reversal Percentage applicable to the Private Label Accounts, [***], (ii) with respect to the Late Fee Reversal Percentage applicable to the Private Label Accounts, [***], (iii) with respect to the dollar amount of Average Interest Free Receivables as a percentage of Average Private Label Receivables, [***], or, in each case, such other level as may from time to time be set by the Management Committee.

ADDENDUM 4 TO THE

SIXTH AMENDMENT TO THE CREDIT

CARD PROGRAM AGREEMENT

9.1           NMG Compensation.

(a)           Payments.

(i)            Not later than 1:00 pm (Central time) on each Business Day, Bank shall pay to NMG an amount equal to the amount set forth on Schedule 9.1(a)(i) with respect to the Accounts other than the Non-Store Accounts.

(ii)           Not later than 1:00 pm (Central time) on the tenth (10th) Business Day after the end of each Fiscal Month, Bank shall pay NMG the amounts determined in accordance with Schedule 9.1 (a)(ii) with respect to the Accounts other than the Non-Store Accounts.

(iii)          Not later than I 00 pm (Central time) on the last Business Day of April and October each calendar year, Bank shall pay NMG the amounts determined in accordance with Schedule 9.1(a)(iii) with respect to Accounts other than the Non-Store Accounts.

(iv)          Not later than 1:00 pm (Central time) on the tenth (10th) Business Day following the receipt of the Year-End Settlement Sheet, each Party shall pay to the other Party the amounts, if any, determined in accordance with such Year-End Settlement Sheet.

(v)           On the dates and times agreed to by the Parties with respect to the Dual-Line Credit Cards pursuant to Section 2.2( c )(ii), Bank shall pay to NMG the amounts payable with respect to such Dual-Line Credit Cards.

(vi)          Such amounts shall be paid to NMG or Bank, as the case may be, regardless of whether any amounts are disputed by Bank or NMG. For the avoidance of doubt, any such payment shall not be deemed a waiver of, or in any other way limit, a Party’s right to pursue any dispute with respect to such payment in accordance with the terms of this Agreement and each of Bank or NMG may invoke the dispute resolution procedures set forth herein following payment of such amounts.

ADDENDUM 5 TO THE

SIXTH AMENDMENT TO THE CREDIT CARD PROGRAM AGREEMENT

SCHEDULE 9.1(a)(iii)

Bi-Annual NMG Compensation

Late Fee Income Participation Payment.  An amount equal to the Actual Late Fee Net Income for the prior six calendar months, minus the Base Late Fee Net Income for the prior six calendar months, multiplied by the applicable Late Fee Income Participation Percentage.  Payment of such amount shall be independent of and in no way modify the Program Fee Percentage applicable to an Account as set forth in Schedule 9. I(a)(i) of the Agreement.

(a)            To establish the Actual Late Fee Net Income and the Base Late Fee Net Income, Bank will generate and provide to NMG a Monthly Late Fee Income Report, on or before the [***] Business Day of each Fiscal Month, that is substantially similar to the sample Monthly Late Fee Income Report attached hereto as Exhibit A and identifies all of the following:

(i)            Actual Late Fee Gross Income, being the amount of Late Fees assessed during the prior calendar month in accordance with Section 4.7 of the Agreement as amended by the Sixth Amendment.

(ii)           Base Late Fee Gross Income, being the amount of Late Fees that would have been assessed during the prior calendar month if Section 4.7 of the Agreement had not been amended by the Sixth Amendment.

(iii)           Late Fees Waived, being the amount of Late Fees that were assessed but then reversed during the prior calendar month in accordance with the Agreement;

(iv)          Late Fees Charged Off, being the amount of Late Fees that were assessed but then charged-off during the prior calendar month in accordance with the Agreement.

(v)           Actual Late Fee Net Income, being the Actual Late Fee Gross Income minus Late Fees Waived, minus Late Fees Charged Off.

(vi)          Base Late Fee Net Income, being the Base Late Fee Gross Income, minus Late Fees Waived, minus Late Fees Charged Off.

(b)           To establish the applicable Late Fee Income Percentage, Bank will provide NMG with a Bi-Annual Late Fee Income Report, on or before the fifteenth (15th) Business Day of April and October each calendar year, that is substantially similar to the sample Bi-Annual Late Fee Income Report attached hereto as Exhibit B and identifies the difference between the Actual Late Fee Net Income for the prior six (6) calendar months and the Base Late Fee Net Income for the prior six (6) calendar months.

(i)             Annual Difference Less than [***]. If the cumulative difference between the Actual Late Fee Net Income and the Base Late Fee Net Income from October 1st of one calendar year to September 30th of the next calendar year is less than or equal to [***], then the applicable Late Fee Income Percentage will be [***].

(ii)           Annual Difference Greater than [***]. If the cumulative difference between the Actual Late Fee Net Income and the Base Late Fee Net Income from October 1st of one calendar year to September 30th of the next calendar year is greater than [***], then the applicable Late Fee Income Percentage will be [***] for the first [***] and [***] for all amounts greater than [***].

(iii)           Effect of Termination. Upon termination of the Agreement, the applicable Late Fee Income Percentage will be pro-rated as follows:

A.            An Adjusted Income Differential Amount will be established by multiplying [***] by the number of days between October 1st and the effective date of termination.

B.            If the cumulative difference between the Actual Late Fee Net Income and the Base Late Fee Net Income is less than or equal to the Adjusted Income Differential Amount, then the applicable Late Fee Income Percentage will be [***].

C.            If the cumulative difference between the Actual Late Fee Net Income and the Base Late Fee Net Income is greater than the Adjusted Income Differential Amount, then the applicable Late Fee Income Percentage will be [***] for the amounts up to and including the Adjusted Income Differential Amount and [***] for all amounts greater than Adjusted Income Differential Amount.

(c)            For example, if the Bi-Annual Late Fee Income Report in October of2009 is as set forth in the sample Bi-Annual Report attached as Exhibit B, then the Late Fee Income Participation Payments would be [***] in April of 2008 and [***] in October of 2009.